As filed with the Securities and Exchange Commission on November 4, 2009
Registration No. 333-146472

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

THE CLOROX COMPANY
(Exact name of Registrant as specified in its charter)
Delaware	31-0595760
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1221 Broadway, Oakland, California 94612-1888
(510) 271-7000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

__________________

Laura Stein
Senior Vice President – General Counsel
The Clorox Company
1221 Broadway
Oakland, California 94612-1888
(510) 271-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copy to:
Linda L. Griggs, Esq.
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
(202) 739-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registrant’s Automatic Shelf Registration Statement on Form S-3 (File No. 333-146472) (the “Registration Statement”), filed by the Registrant on October 3, 2007. The Registrant is filing this Post-Effective Amendment No. 1 pursuant to Rule 462(d) under the Securities Act of 1933, as amended, primarily to file (i) a form of Supplemental Indenture, which designates Wells Fargo Bank, National Association as a trustee under the Indenture dated as of October 9, 2007 between the Registrant and The Bank of New York Trust Company, N.A., as trustee and (ii) a Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association to act as trustee under the Indenture.

The Bank of New York Trust Company, N.A. shall continue to act as trustee with respect to the Registrants’ 5.45% Senior Notes due 2012, 5.00% Senior Notes due 2013, and 5.95% Senior Notes due 2017 and with respect to any other series of debt securities issued under the Registration Statement for which it is designated as trustee, and identified as such in the applicable prospectus supplement. Wells Fargo Bank, National Association shall act as trustee with respect to any series of debt securities issued under the Registration Statement for which it is designated as trustee, and identified as such in the applicable prospectus supplement.

Item 16. Exhibits

     The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement dated October 3, 2007 (incorporated by reference from the Company’s Form 8-K filed on October 5, 2007)

1.2	Underwriting Agreement dated February 27, 2008 (incorporated by reference from the Company’s Form 8-K filed on February 29, 2008)

4.1	Form of Indenture between the Company and The Bank of New York Trust Company, N.A.*

4.2	Officers’ Certificate Pursuant to the Indenture dated October 9, 2007

4.3	Officers’ Certificate Pursuant to the Indenture dated March 3, 2008

4.4	Form of Supplemental Indenture between the Company, The Bank of New York Trust Company, N.A., and Wells Fargo Bank, National Association

5.1	Opinion of Morgan, Lewis & Bockius LLP*

12	Computation of Ratio of Earnings to Fixed Charges of the Company and Subsidiaries

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Morgan, Lewis & Bockius LLP*

24.1	Power of attorney*

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A. to act as trustee under the Indenture*

25.2	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association to act as trustee under the Indenture

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Clorox Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, state of California, on the 4th day of November, 2009.

THE CLOROX COMPANY
By:	/s/ Charles R. Conradi
Charles R. Conradi
Vice President – Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of November, 2009.

Signature	Title
/s/ D. R. Knauss*
D. R. Knauss	Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ D. J. Heinrich*
D. J. Heinrich	Senior Vice President – Chief Financial Officer
(Principal Financial Officer)

/s/ T. D. Johnson*
T. D. Johnson	Vice President – Controller
(Principal Accounting Officer)

/s/ G. G. Michael*
G. G. Michael	Presiding Director

/s/ D. Boggan, Jr.*
D. Boggan, Jr.	Director

/s/ R. H. Carmona*
R. H. Carmona	Director

/s/ T. M. Friedman*
T. M. Friedman	Director

/s/ G. J. Harad*
G. J. Harad	Director

/s/ R. W. Matschullat*
R. W. Matschullat	Director

/s/ E. A. Mueller*
E. A. Mueller	Director

/s/ J. L. Murley*
J. L. Murley	Director

/s/ P. Thomas-Graham*
P. Thomas-Graham	Director

/s/ C. M. Ticknor*
C. M. Ticknor	Director

* By:	/s/ Laura Stein
Name:	Laura Stein
Title:	Senior Vice President – General Counsel
as Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement dated October 3, 2007 (incorporated by reference from the Company’s Form 8-K filed on October 5, 2007)

1.2	Underwriting Agreement dated February 27, 2008 (incorporated by reference from the Company’s Form 8-K filed on February 29, 2008)

4.1	Form of Indenture between the Company and The Bank of New York Trust Company, N.A.*

4.2	Officers’ Certificate Pursuant to the Indenture dated October 9, 2007

4.3	Officers’ Certificate Pursuant to the Indenture dated March 3, 2008

4.4	Form of Supplemental Indenture between the Company, The Bank of New York Trust Company, N.A., and Wells Fargo Bank, National Association

5.1	Opinion of Morgan, Lewis & Bockius LLP*

12	Computation of Ratio of Earnings to Fixed Charges of the Company and Subsidiaries

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Morgan, Lewis & Bockius LLP*

24.1	Power of attorney*

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A. to act as trustee under the Indenture*

25.2	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association to act as trustee under the Indenture

* Previously filed.